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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Registration Statement No. 33-51435 and in the Current Report on Form 8-K dated October 28, 1994 of Santa Fe Pacific Corporation of our report dated January 17, 1994, on our audits of the consolidated financial statements and the financial statement schedules of Burlington Northern Inc. and Subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991. We also consent to the reference to our firm under the caption "Experts" in the aforementioned Registration Statement.

                                          Coopers & Lybrand L.L.P.

Fort Worth, Texas
October 28, 1994